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                                                                    EXHIBIT 16.1

                         [PricewaterhouseCoopers Logo]


                                                PricewaterhouseCoopers LLP
                                                1300 SW Fifth Avenue, Suite 3100
                                                Portland, OR 97201
                                                Telephone: 503-478-6000
                                                Facsimile: 503-478-6099

May 9, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by FLIR Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 2, 2000. We agree with the statements concerning our Firm in such Form 8-K. We make no comment on the Company's action plans to correct internal accounting control deficiencies referred to in the last two sentences of the third paragraph of Item 4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP